Exhibit 99.2 Ally Financial Inc. 3Q 2024 Earnings Review October 18, 2024 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com

3Q 2024 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

3Q 2024 Preliminary Results GAAP and Core Results: Quarterly Quarterly Trend ($ millions, except per share data) 3Q 24 2Q 24 1Q 24 4Q 23 3Q 23 GAAP net income attributable to common shareholders (NIAC) $ 330 $ 266 $ 1 29 $ 49 $ 269 (1)(2) Core net income attributable to common shareholders $ 295 $ 2 99 $ 1 39 $ 137 $ 252 GAAP earnings per common share (EPS)(diluted, NIAC) $ 1 .06 $ 0.86 $ 0.42 $ 0 .16 $ 0.88 (1)(2) Adjusted EPS $ 0 .95 $ 0.97 $ 0.45 $ 0.45 $ 0 .83 Return on GAAP common shareholders' equity 11.0% 9.3% 4.5% 1.8% 9.9% (1)(2) Core ROTCE 13.1% 14.0% 6.5% 6.9% 12.9% GAAP common shareholders' equity per share $ 4 0.70 $ 37.84 $ 37.28 $ 37.83 $ 3 4.81 (1)(2) Adjusted tangible book value per share (Adjusted TBVPS) $ 36.43 $ 33.51 $ 32.89 $ 33.36 $ 2 9.79 Efficiency ratio 58.3% 64.3% 65.9% 68.5% 62.6% (1)(2) Adjusted efficiency ratio 52.1% 53.2% 60.2% 55.7% 52.1% GAAP total net revenue $ 2,103 $ 2,000 $ 1 ,986 $ 2,067 $ 1 ,968 (1)(2) Adjusted total net revenue $ 2,058 $ 2 ,042 $ 1,989 $ 2,006 $ 2 ,036 Effective tax rate -53.2% -14.4% 8.2% -20.3% -29.8% (1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Refer to the Notes on Non-GAAP Financial Measures, Notes on Other Financial Measures, Additional Notes, GAAP to Core Results and Non-GAAP Reconciliations later in this document. (2) Non-GAAP financial measure – see pages 26 – 28 for definitions. 3

3Q 2024 Preliminary Results 3Q 2024 Quarterly Highlights Financial Highlights $2.1B $1.06 $233M 11.0% 3.25% GAAP Net (2) GAAP EPS GAAP Pre-tax Return on Equity NIM ex. OID Revenue $2.1B $0.95 $188M 13.1% 9.8% Adj. Net (1) (1) (1) Adjusted EPS Core Pre-tax Core ROTCE CET1 (1) Revenue Key Messages Strong underlying business Navigating a fluid operating Well-positioned to drive trends position us for environment long-term shareholder value continued success Maintaining leading position Confident in actions taken to Continued focus on resource through strong dealer, consumer mitigate and price for risk; credit allocation and risk-adjusted and commercial relationships, improving on more gradual pace returns to achieve and sustain a scale and technology versus prior expectations mid-teens ROTCE (1) Non-GAAP financial measure. See pages 26 – 28 for definitions. 4 (2) Calculated using a Non-GAAP financial measure. See pages 26 – 28 for definitions.

3Q 2024 Preliminary Results

Market Leading Franchises

A culture of customer obsession driven by a 'Do It Right' approach

Leading dealer financial services platform

Auto Finance

$9.4B Consumer Originations	**3.6M** Consumer Applications
10.54% Retail Auto Originated Yield[2]	**43%** Retail S-Tier Originations
710 Retail Weighted Average FICO	**22K** Dealer Relationships

Consumer Auto Applications



2017
11.1M
2020
12.1M
2023
13.8M
2024
14M+

2024 represents full-year estimate

Largest, all-digital, direct US bank

Deposits & Invest[1]

$141B Retail Balances	**92%** FDIC Insured[3]
89% Customer Satisfaction[4]	**+95%** Customer Retention[5]
$13B Deposits held by Invest Customers	**1M+** Engaged Customers[6]

Primary Deposit Customers



2017
1.4M
2020
2.3M
2023
3.0M
2024
3.3M

2024 represents as of 9/30/2024

Insurance

Deepening dealer value proposition
Comprehensive Consumer F&I and Dealer P&C offerings

Leveraging dealer relationships
5K dealer relationships vs 22K auto dealer network

Durable fee revenue
$384M of written premiums – highest quarter since IPO

Corporate Finance

- Diversified revenue with long history of steady returns
- $10.3B HFI portfolio with 100% first lien position, 33% 3Q ROE

Other Consumer Lending Products[1]

Credit Card 1.3M active cardholders; Floating rate asset

Ally Home 70%+ of originations from existing depositors

See page 30 for footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest.

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3Q 2024 Preliminary Results 3Q 2024 Financial Results Consolidated Income Statement - Quarterly Results Increase / (Decrease) vs. ($ millions; except per share data) 3Q 24 2Q 24 3Q 23 2Q 24 3Q 23 Net financing revenue $ 1,488 $ 1,495 $ 1,533 $ (7) $ (45) (1) 14 14 12 1 2 Core OID (1) 1,502 1,509 1,545 (6) (43) Net financing revenue (ex. Core OID) Other revenue $ 615 $ 505 $ 435 $ 110 $ 180 (2) (59) 28 56 (87) (115) Change in fair value of equity securities (1) 556 5 33 491 23 65 Adjusted other revenue Provision for credit losses $ 645 $ 457 $ 508 $ 188 $ 137 Memo: Net charge-offs 517 435 456 82 61 Memo: Provision build / (release) 128 22 52 106 76 (1) 645 457 508 1 88 137 Adjusted provision for credit losses Noninterest expense $ 1 ,225 $ 1,286 $ 1,232 $ (61) $ (7) (2) - - (30) - 30 Repositioning Items (1) 1,225 1 ,286 1 ,202 (61) 23 Adjusted noninterest expense Pre-tax income $ 233 $ 257 $ 228 $ (24) $ 5 Income tax expense / (benefit) Includes $179M in EV lease tax credits (124) (37) (68) (87) (56) Net income (loss) from discontinued operations - - - - - Net income $ 357 $ 294 $ 296 $ 63 $ 61 Preferred dividends 27 28 27 (1) - Net income attributable to common shareholders $ 330 $ 266 $ 269 $ 64 $ 61 GAAP EPS (diluted) $ 1 .06 $ 0 .86 $ 0 .88 $ 0.20 $ 0.18 (1) 0.04 0.04 0.03 0.00 0.00 Core OID, net of tax (2) (0.15) 0.07 0.14 (0.22) (0.29) Change in fair value of equity securities, net of tax (2) - - 0.08 - (0.08) Repositioning, discontinued ops., and other, net of tax - - (0.31) - 0.31 Significant Discrete Tax Items (1) $ 0 .95 $ 0 ..97 $ 0.83 $ (0.02) $ 0 .12 Adjusted EPS (1) Non-GAAP financial measure. See pages 26 – 28 for definitions. (2) Contains Non-GAAP financial measures and other financial measures. See pages 26 – 28 for definitions. 6

3Q 2024 Preliminary Results Balance Sheet and Net Interest Margin 3Q '24 2Q '24 3Q '23 Average Average Average Yield Yield Yield Balance Balance Balance Retail Auto Loans (ex. hedge) $ 83,574 8.99% $ 83,427 8.86% $ 85,131 8.16% Memo: Impact from hedges 0.30% 0.33% 0.74% Retail Auto Loans (inc. hedge) $ 83,574 9.29% $ 83,427 9.19% $ 8 5,131 8.90% Auto Leases (net of depreciation) 8,335 5.47% 8,619 7.28% 9,817 7.00% Commercial Auto 23,883 7.14% 2 4,424 7.12% 2 0,530 7.11% Corporate Finance 10,101 9.82% 10,079 10.06% 1 0,309 9.54% (1) 17,922 3.21% 18,302 3.26% 1 9,028 3.20% Mortgage (2) - - - - 2 ,201 9.94% Consumer Other - Ally Lending Consumer Other - Ally Credit Card 2,125 22.13% 2,001 21.59% 1,826 22.39% (3) 7,867 5.14% 7 ,276 4.90% 8,308 4.73% Cash and Cash Equivalents (4) 2 9,982 3.51% 29,542 3.66% 3 0,769 3.53% Investment Securities & Other Earning Assets $ 183,789 7.30% $ 183,670 7.36% $ 187,920 7.14% (4) 146,227 8.19% 147,160 8.22% 149,248 8.02% Total Loans and Leases (5) $ 152,241 4.23% $ 152,412 4.21% $ 153,526 4.04% Deposits Unsecured Debt 10,484 7.27% 1 0,280 7.23% 10,778 6.40% Secured Debt 1,364 6.39% 1,227 6.08% 3,120 6.81% (6) 5,743 3.83% 7,114 3.86% 7,365 3.23% Other Borrowings Funding Sources $ 169,832 4.42% $ 1 71,033 4.39% $ 174,789 4.21% NIM (as reported) 3.22% 3.27% 3.24% (7) $ 759 7.53% $ 773 7.19% $ 812 6.02% Core OID (7) NIM (ex. Core OID) 3.25% 3.30% 3.26% (1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment. (2) Unsecured lending from point-of-sale financing. Moved to Assets of Operations Held for Sale on 12/31/23. Sale of Ally Lending closed on 03/01/24. (3) Includes interest expense related to margin received on derivative contracts. Excluding this expense, annualized yields were 5.29% and 5.28% for 3Q24 and 2Q24, respectively. (4) Includes Community Reinvestment Act and other held-for-sale (HFS) loans. (5) Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). (6) Includes FHLB borrowings and Repurchase Agreements. (7) Calculated using a Non-GAAP financial measure. See pages 26 – 28 for definitions. 7

3Q 2024 Preliminary Results

Net Interest Margin Dynamics

Balance sheet well-positioned for NIM expansion over time

- **Fundamentals continue to support medium-term path to 4% NIM**
- **Asset sensitive in near-term as floating rate assets and hedges reprice faster than deposits**
- **Liability sensitive in medium-term driven by $141B of retail deposits, which includes ~$100B of liquid deposits**

Illustrative Impacts of Fed Easing Cycle *Magnitude of near-term dynamics sensitive to size | timing of Fed rate cuts & deposit px'g*	**Near Term Asset Sensitivity**	**Medium Term Liability Sensitivity**

Deposits Repricing
Assumes lower beta to start, increasing over time

Retail Auto Yield (ex. hedge)
Portfolio yields migrate towards originated yields

Earning Asset Mix
↑ Retail Auto and Corp. Finance; ↓ Mortgage and Securities

Floating Rate Assets (incl. cash)
~$35B of earning assets with immediate 100% repricing

Hedges
~$30B of pay-fixed hedges with immediate 100% repricing



<-- Unfavorable
Favorable -->

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3Q 2024 Preliminary Results Capital Capital Ratios and Risk-Weighted Assets (1) • 3Q‘24 CET1 ratio of 9.8% and TCE / TA ratio of 6.1% ($ billions) Total Capital 12.9% • $4.2B of CET1 capital above new FRB requirement of 7.1% 12.7% Ratio 12.5% 12.5% 12.4% Tier 1 Ratio (Regulatory Minimum + SCB) 11.2% 11.0% 10.8% 10.8% 10.7% CET1 Ratio 9.8% 9.4% 9.4% 9.3% 9.6% • Accumulated other comprehensive income (AOCI) after-tax accretion of $616M in 3Q’24 Risk $162 $161 $158 $157 Weighted $156 Assets – Estimated after-tax burn down per year of ~$400M • Announced 4Q’24 common dividend of $0.30 per share • 19bps CET1 impact from final phase-in of CECL in 1Q’25 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 • Temporary impact to CET1 from potential change in Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 29. accounting methods related to EV tax credits (1) Adjusted Adjusted Tangible Book Value per Share $48 TBV/Share $46 (1) $43 ex. OCI $40 (2) OCI Impact $11 $35 $35 $16 $14 $28 $29 $40 Adjusted $26 (1) $36 $24 TBV/Share $35 $35 $22 $30 $29 $28 $28 $26 $24 $22 3Q 14 3Q 15 3Q 16 3Q 17 3Q 18 3Q 19 3Q 20 3Q 21 3Q 22 3Q 23 3Q 24 End of Period Shares Outstanding 480M 482M 475M 444M 417M 384M 374M 350M 300M 302M 305M (1) Contains a Non-GAAP financial measure. See pages 26 – 28 for definitions. 9 (2) Prior period OCI impacts are not material to Adjusted Tangible Book Value per Share and therefore not shown.

3Q 2024 Preliminary Results

Asset Quality: Key Metrics

Consolidated Net Charge-Offs (NCOs)[1]


1.31%
1.77%
1.55%
1.26%
1.50%
Annualized NCO Rate
$456
$623
$539
$435
$517
NCOs ($M)
3Q 23
4Q 23
1Q 24
2Q 24
3Q 24

Note: Ratios exclude loans measured at fair value and loans held-for-sale ex. Ally Lending (4Q'23). See page 29 for definition.

Net Charge-Off Activity[1]

($ millions)

	3Q 23	4Q 23	1Q 24	2Q 24	3Q 24
Retail Auto	$ 393	$ 470	$ 477	$ 378	$ 467
Commercial Auto	-	19	1	(4)	-
Mortgage Finance	-	-	-	-	-
Corporate Finance	(3)	48	(1)	-	(1)
Ally Lending	29	36	-	-	-
Ally Credit Card	39	52	62	62	52
Corp/Other [2]	(2)	(2)	-	(1)	(1)
Total	**$ 456**	**$ 623**	**$ 539**	**$ 435**	**$ 517**

(2) Corp/Other includes legacy Mortgage HFI portfolio.

Retail Auto Net Charge-Offs (NCOs)[1]


1.85%
2.21%
2.27%
1.81%
2.24%
Annualized NCO Rate
$393
$470
$477
$378
$467
NCOs ($M)
3Q 23
4Q 23
1Q 24
2Q 24
3Q 24

(1) Excludes write-downs from retail auto loan sales (4Q'23 & 1Q'24) and Ally Lending sale (4Q'23).

Retail Auto Delinquencies


3.85%
+92bps YoY
4.42%
+86bps YoY
3.88%
+64bps YoY
4.33%
+73bps YoY
4.51%
+66bps YoY
30+ DPD Delinquency Rate
1.03%
1.23%
1.10%
1.26%
1.35%
60+ DPD Delinquency Rate
0.47%
0.54%
0.49%
0.51%
0.59%
90+ DPD Delinquency Rate
3Q 23
4Q 23
1Q 24
2Q 24
3Q 24

Notes: [1] 30+ and 60+ DPD includes accruing contracts only; [2] Days Past Due is abbreviated as ("DPD")

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3Q 2024 Preliminary Results Asset Quality: Coverage and Reserves • Retail auto coverage rate of 3.80% and consolidated coverage of 2.69% – Retail auto and consolidated coverage rates up 15bps and 12bps, respectively, versus prior quarter – Retail auto coverage reflects more gradual pace of improvement in NCOs and reserves related to Hurricane Helene Consolidated Coverage Retail Auto Coverage ($ billions) ($ billions) Reserve (%) 3.80% 2. 3% Reserve (%) 3.62% 3.65% 3.65% 3.65% 2.69% 2.5% 2.5% 2.5% 3.34% Reserve ($) Reserve ($) $3.8 $3.2 $3. $3.1 $3.1 $3.1 $3.1 2.03% $3.6 $3.6 $3.6 $2.4 $2.6 CECL 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 CECL 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 Day 1 Day 1 Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. 11

3Q 2024 Preliminary Results

Retail Auto Underwriting Actions

Continued curtailment of underperforming segments, including significant shift in tier mix in 2023

- **Ongoing curtailment actions to prioritize risk-adjusted returns**
- **Targeted microsegment actions balance risk mitigation with return enhancement**
- **Strong application pipeline supports flexibility in optimizing risk and return tradeoffs**

Retail Auto Originations	3Q'22	3Q'23	3Q'24
Applications	3.1M	3.7M	3.6M
Approval %	35%	30%	28%
Originated Yield[(1)]	8.7%	10.7%	10.5%
S-Tier Origination Mix	26%	41%	43%
Weighted Avg. FICO	688	704	710
Payment to Income	9.7%	9.0%	8.3%

Examples of Recent Curtailment Actions

- **Lower Credit Tiers**: ↓ Approvals, ↑ Pricing
- **Verification Process**: ↑ Requirements for Proof of Employment/Income
- **Monthly Payment Size**: ↓ Approvals for Higher Monthly Payments
- **Debt Burden**: ↓ Approvals in Higher DTI Segments
- **Negative Equity**: ↓ Approvals in Negative Trade-In Equity Segments
- **Credit History**: ↓ Approvals for Limited Credit History
- **Dealership Level Performance Monitoring and Remediation**

(1) *Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 29 for details.*

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3Q 2024 Preliminary Results Retail Auto Vintage Credit Trends Underwriting actions driving higher-quality mix and improving credit performance; auction price stability expected to drive improved severity on recent vintages Retail Auto Originations $12.4 Higher credit quality vintages reach peak loss in 2025 Retail Auto $11.3 $11.0 $10.6 Originations $9.9 $9.9 $9.6 ($ billions) $9.0 $9.0 $8.9 $8.8 $8.5 $8.4 44% 43% 43% 41% 40% 40% 31% 30% 26% 24% 24% S-Tier 23% 23% 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 Avg Ally Used Value Index 154 171 163 164 156 143 146 149 140 130 125 125 127 (1) (AUVI) Declining Severity Headwind as AUVI Normalizes (2) (2) Daily Avg. 30+ Day DQs by Vintage YoY Change in EOP 30+ Day DQs YoY Change in NCOs 2022 | 2023 | 2024 4.34% 142bps 118bps 3.65% 4.03% MO. 21 3.30% 1.62% MO. 18 66bps 1.60% 39bps 1.38% MO. 9 Months on Book 3Q’22 1Q’23 3Q’23 1Q’24 3Q’24 3Q’22 1Q’23 3Q’23 1Q’24 3Q’24 (1) 3-year-old vehicles, adjusted for seasonality, mix, mileage, and MSRP inflation. (2) Includes accruing contracts only; daily average to eliminate volatility associated with a month closing on a weekend vs weekday. 2023 vintage DQs 25bps lower than 2022 vintage at 18 and 21 months on book on an end of period basis. 13

3Q 2024 Preliminary Results

Auto Finance

- **Auto pre-tax income of $175 million**
  - Pre-tax income down YoY, driven by higher retail auto net charge-offs and loss reserves
- **Strong pricing on 2023-2024 origination vintages positions Ally for meaningful NIM expansion as funding costs improve**
  - Fixed-rate retail auto loans originated in 2023-2024 priced at an average yield of 10.7%
- **Lower lease termination volume QoQ driving lower remarketing gains**
  - Decline in lease returns corresponds with industry decline in lease originations in 2H 2021
  - Remarketing gains continuing to migrate lower with fewer lease maturities and normalization of used vehicle values

Key Financials ($ millions)	3Q 24	Increase / (Decrease) vs. 2Q 24	Increase / (Decrease) vs. 3Q 23
Net financing revenue	$ 1,285	$ (29)	$ (75)
Total other revenue	85	(8)	6
Total net revenue	**$ 1,370**	**$ (37)**	**$ (69)**
Provision for credit losses	579	196	135
Noninterest expense [1]	616	(1)	(2)
Pre-tax income	**$ 175**	**$ (232)**	**$ (202)**
U.S. Auto earning assets (EOP)	$ 115,559	$ (1,735)	$ (816)
Key Statistics			
Remarketing gains (*$ millions*)	$ 24	$ (35)	$ (33)
Average gain per vehicle	$ 771	$ (649)	$ (1,173)
Off-lease vehicles terminated (*# units*)	31,033	(10,568)	1,549
Application volume (*# thousands*)	3,630	(103)	(44)

Retail Auto Yield Trend


41%
43%
40%
44%
43%
S-tier Origination Mix
10.68%
10.81%
10.92%
10.59%
10.54%
Estimated Originated Yield(2)
8.90%
8.98%
9.07%
9.19%
9.29%
Hedge Impact
8.16%
8.43%
8.65%
8.86%
8.99%
Portfolio Yield ex. hedge
3Q 23
4Q 23
1Q 24
2Q 24
3Q 24

Retail Weighted Average FICO				
704	707	704	712	710

Lease Portfolio Trends


76%
67%
57%
54%
50%
Lessee & Dealer Buyout %
$57
$37
$46
$59
$24
Remarketing Gains ($ millions)
3Q 23
4Q 23
1Q 24
2Q 24
3Q 24

Avg. Gain / Unit				
$1,944	$1,422	$1,431	$1,420	$771

See page 30 for footnotes.

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3Q 2024 Preliminary Results

Electric Vehicle Originations Summary

Continued momentum in electric vehicle lease contracts

- **Consumer EV originations of $1.1B in 3Q; $727M of lease**
- **Virtually all battery electric lease contracts include residual guarantees**
- **Tax benefit of $179M including $107M from 3Q EV volume and $72M true up of Annual Effective Tax Rate (AETR)**
  - Under AETR, Ally records tax credits in a given quarter based on [1] expected total of full year credits [2] that quarter's pre-tax income as a percentage of estimated full year total

Lease EV Originations by Vehicle Type


$133M
$174M
$175M
$230M
$417M
$639M
$727M
100%
100%
100%
99%
65%
35%
83%
17%
76%
24%
1Q 23
2Q 23
3Q 23
4Q 23
1Q 24
2Q 24
3Q 24
Battery Electric
Plug-in Hybrid

Lease EV Tax Credits Recognized

1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24	3Q 24
$21M	$21M	$15M	$21M	$24M	$92M	$179M

Ally evaluating accounting methods for EV lease tax credits

- **Current flow through method of accounting records benefit of tax credits in tax expense on day 1; contracts generate negative earnings for the remaining life**
  - Current method reduced 3Q 2024 NIM by 6bps relative to a traditional ICE lease
- **Alternative deferral method records benefit in NIM over the life of lease resulting in a consistent earnings profile that mirrors a traditional ICE lease contract**
- **Potential change would be made retroactively (back to 1/1/2023) and result in more intuitive earnings recognition**
  - Potential change would reduce capital, which would be entirely offset through higher net interest income over the remaining 3-year term of leases. Since 1Q'23, $373 million of lease tax credits partially offset by ($64M) of lower net interest income

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3Q 2024 Preliminary Results

Insurance

- **Insurance pre-tax income of $102 million and core pre-tax income of $46 million(1)**
  - $362 million of earned premiums, up $38 million YoY
  - Losses of $135 million, up $28 million YoY, are reflective of P&C portfolio growth and higher GAP losses driven by normalization in used vehicle values
  - Investment income of $106 million, up $108 million YoY, driven by strong market returns
- **Written premiums of $384 million, up 15% YoY**
  - Highest quarterly written premium since IPO, fueled by continued emphasis on dealer value
  - Momentum in P&C premiums from growing inventory and new OEM relationships

		Increase / (Decrease) vs.	
Key Financials ($ millions)	**3Q 24**	**2Q 24**	**3Q 23**
Premiums, service revenue earned and other income	$ 362	$ 18	$ 38
VSC losses	36	(2)	(3)
Weather losses	26	(52)	4
All other losses	73	8	27
Losses and loss adjustment expenses	135	(46)	28
Acquisition and underwriting expenses (2)	231	2	-
Total underwriting income/(loss)	(4)	62	10
Investment income and other	106	82	108
Pre-tax income (loss)	**$ 102**	**$ 144**	**$ 118**
Change in fair value of equity securities (3)	(56)	(84)	(103)
Core pre-tax income (loss)(1)	**$ 46**	**$ 60**	**$ 15**
Total assets (EOP)	$ 9,455	$ 281	$ 719
Key Statistics - Insurance Ratios	**3Q 24**	**2Q 24**	**3Q 23**
Loss ratio	37.1%	52.5%	33.0%
Underwriting expense ratio	63.9%	66.2%	71.3%
Combined ratio	100.9%	118.7%	104.3%

Written Premiums
($ millions)


$333
$64
$269
$295
$53
$242
$291
$58
$233
$335
$74
$261
$384
$115
$269
P&C Premium
F&I Premium
3Q 20
3Q 21
3Q 22
3Q 23
3Q 24

Insurance Losses
($ millions)


$107
$16
$9
$21
$22
$39
$93
$17
$10
$27
$3
$36
$112
$20
$16
$23
$17
$36
$181
$21
$22
$22
$78
$38
$135
$25
$17
$31
$26
$36
Other
GAP
P&C non-weather
Weather
VSC
3Q 23
4Q 23
1Q 24
2Q 24
3Q 24

Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products.

(1) Non-GAAP financial measure. See pages 26 – 28 for definitions.

For additional footnotes see page 30.

ally do it right. | 16

3Q 2024 Preliminary Results

Corporate Finance

- **Corporate Finance pre-tax income of $95 million**
  - Net financing revenue up YoY reflecting higher income spreads and fees from loan payoffs
  - Record quarterly syndication income driving higher other revenue
  - 3Q ROE of 33%; average ROE of 22% since 2014
- **Held-for-investment loans of $10.3B**
  - Well-diversified, high-quality, 100% first-lien, floating rate loans
  - CRE exposure of $1.6B is limited and performing well (no office)
- **Focused on credit and operational risk management**
  - Criticized assets and non-accrual loans percentage remain near historically low levels, 12% and 1%, respectively

Key Financials ($ millions)	3Q 24	Increase/(Decrease) vs. 2Q 24	Increase/(Decrease) vs. 3Q 23
Net financing revenue	$ 101	$ (3)	$ 4
Other revenue	37	7	13
Total net revenue	138	4	17
Provision for credit losses	11	8	6
Noninterest expense [2]	32	(1)	-
Pre-tax income	$ 95	$ (3)	$ 11
Change in fair value of equity securities [3]	(1)	(0)	(0)
Core pre-tax income [1]	$ 94	$ (3)	$ 11
Total assets (EOP)	10,398	$ 529	$ (351)

Compelling Return Profile

Return on Equity[4]


2020-2021 results impacted by the build and release of specific COVID related reserves
22%
13%
14%
18%
24%
21%
11%
32%
27%
26%
32%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
YTD 2024

Held for Investment Balances (EOP)

2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	YTD 2024
$1.8B	$2.6B	$3.2B	$3.9B	$4.6B	$5.7B	$6.0B	$7.8B	$10.1B	$10.9B	$10.3B

(1) Non-GAAP financial measure. See pages 26 – 28 for definitions.
For additional footnotes see page 30.

ally do it right. | 17

3Q 2024 Preliminary Results Mortgage Finance Increase/(Decrease) vs. • Mortgage pre-tax income of $27 million Key Financials ($ millions) 3Q 24 2Q 24 3Q 23 Net financing revenue $ 52 $ (1) $ (1) • Direct-to-Consumer (DTC) originations of $256 Total other revenue 6 1 2 million, reflective of current environment Total net revenue $ 58 $ - $ 1 Provision for credit losses - 1 2 – Less than 1% of loans retained on balance sheet (1) Noninterest expense 31 (1) (2) • 3Q’24 originations primarily from existing depositors, Pre-tax income $ 27 $ - $ 1 highlighting the strong customer value proposition Total assets (EOP) $ 17,594 $ (416) $ (1,151) – 70%+ of DTC originations sourced from existing depositors Key Statistics - HFI Portfolio 3Q 24 2Q 24 3Q 23 Net Carry Value ($ billions) $ 17.3 $ 17.8 $ 18.6 • Continued focus on customer digital experience and (2) Wtd. Avg. LTV/CLTV 48.7% 50.3% 53.1% operational efficiency Refreshed FICO 782 783 782 Direct-to-Consumer Originations Held for Investment Assets ($ billions) ($ billions) $18.6 $18.4 $18.2 $17.8 $17.3 $0.3 $0.2 $0.2 $0.3 $0.3 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 18 See page 30 for footnotes.

3Q 2024 Preliminary Results Financial Outlook 2024 Full-Year Outlook Net Interest Margin ~3.20% (1) Adjusted Other Revenue ↑ 12% YoY Retail Auto NCO 2.25% - 2.30% Consolidated NCO 1.50% - 1.55% (2) Controllable↓>1% YoY (1) Adjusted Noninterest Expense Total ↑ less than 2% YoY Average Earning Assets↓ 1% YoY (3) Tax Rate (25%) – (30%) (1) Non-GAAP financial measures. See pages 26 – 28 for definitions. (2) Defined as total operating expenses excluding FDIC fees and certain insurance expenses (losses and commissions). 19 (3) Assumes statutory U.S. Federal tax rate of 21%.

3Q 2024 Preliminary Results CEO Perspectives Well-positioned for earnings expansion to deliver mid-teens ROTCE over medium-term Strong underlying trends in core franchises Net interest margin expansion from structural tailwinds Strong momentum in diversified fee revenue from Insurance & Auto Curtailment actions and mix shift driving improved loss rates over time Disciplined approach to expense management and capital allocation 20

Supplemental

3Q 2024 Preliminary Results Supplemental Results By Segment Results by Segment and GAAP to Core Pre-tax income Walk Increase/(Decrease) vs. ($ millions) 3Q 24 2Q 24 3Q 23 2Q 24 3Q 23 $ 1 75 $ 4 07 $ 3 77 $ (232) $ (202) Automotive Finance 1 02 (42) (16) 144 118 Insurance $ 277 $ 365 $ 3 61 $ (88) $ (84) Dealer Financial Services 95 98 84 (3) 11 Corporate Finance 27 27 26 - 1 Mortgage Finance (166) (233) (243) 67 77 Corporate and Other Pre-tax income $ 2 33 $ 257 $ 228 $ (24) $ 5 (1) 14 14 12 1 2 Core OID (2) (59) 28 56 (87) (115) Change in fair value of equity securities (3) - - 30 - (30) Repositioning and other (1) Core Pre-tax income $ 188 $ 299 $ 3 26 $ (111) $ (138) Insurance - GAAP to Core Walk $ 1 02 $ (42) $ (16) $ 144 $ 118 GAAP Pre-tax income (loss) (4) (56) 28 46 (84) (103) Core Adjustments Core Pre-tax income (loss) $ 46 $ (14) $ 30 $ 60 $ 15 Corporate Finance - GAAP to Core Walk GAAP Pre-tax income $ 95 $ 98 $ 84 $ (3) $ 11 (4) Core Adjustments (1) (0) (0) (0) (0) Core Pre-tax income $ 94 $ 98 $ 84 $ (3) $ 11 Corporate & Other - GAAP to Core Walk $ (166) $ (233) $ (243) $ 67 $ 77 GAAP Pre-tax income (loss) (4) 12 15 52 (2) (39) Core Adjustments Core Pre-tax income (loss) $ (154) $ (218) $ (191) $ 65 $ 38 (1) Non-GAAP financial measure. See pages 26 – 28 for definitions. For additional footnotes see page 30. 22

3Q 2024 Preliminary Results Supplemental Corporate and Other Corporate & Other Results • Pre-tax loss of $166 million and Core pre-tax loss ($ millions) Increase/(Decrease) vs. (1) of $154 million Key Financials 3Q 24 2Q 24 3Q 23 Net financing revenue $ 19 $ 25 $ 25 – Net financing revenue higher YoY driven by lower interest 50 11 15 Total other revenue expense Total net revenue 69 36 40 55 (17) (6) – Provision expense lower YoY largely driven by the sale of Provision for credit losses Noninterest expense 180 (14) (31) Ally Lending Pre-tax income (loss) $ (166) $ 67 $ 77 (1) • Total assets of $41.6 billion, down $1.1 billion YoY 14 1 2 Core OID (2) primarily driven by the sale of Ally Lending - - (30) Repositioning items (3) (2) (3) (12) Change in fair value of equity securities (1) $ (154) $ 65 $ 38 Core pre-tax income (loss) Cash & securities $ 32,375 $ 1,691 $ 420 (4) 2,330 308 (1,371) Held-for-investment loans, net Ally Financial Rating Details (5) (826) (99) (279) Intercompany loan Other 7 ,721 (6) 98 LT Debt ST Debt Outlook Total assets $ 41,600 $ 1,894 $ (1,132) Fitch BBB- F3 Stable Ally Invest 3Q 24 2Q 24 3Q 23 Net Funded Accounts (k) 532 529 524 Moody's Baa3 P-3 Stable Average Customer Trades Per Day (k) 26.9 27.5 24.9 S&P BBB- A-3 Stable Total Customer Cash Balances $ 1,393 $ 1,324 $ 1,363 Total Net Customers Assets $ 17,466 $ 16,616 $ 13,981 DBRS BBB R-2H Stable Ally Credit Card 3Q 24 2Q 24 3Q 23 Note: Ratings as of 9/30/2024. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands. Gross Receivable Growth (EOP) $ 121 $ 87 $ 115 Outstanding Balance (EOP) $ 2,170 $ 2,049 $ 1,872 NCO % 9.9% 12.6% 8.4% Active Cardholders (k) 1,253 1 ,227 1,199 (1) Non-GAAP financial measure. See pages 26 – 28 for definitions. 23 For additional footnotes see page 31.

3Q 2024 Preliminary Results Supplemental Funding and Liquidity Core funded with stable deposits and strong liquidity position Funding Composition Total Available Liquidity ($ billions) (End of Period) Unsecured Debt Cash and Equivalents FHLB / Other FHLB Unused Pledged Borrowing Capacity Secured Debt FRB Discount Window Pledged Capacity Total Deposits Unencumbered Highly Liquid Securities $68.3 $67.9 $64.1 $64.3 $63.5 $7.4 $7.9 $6.7 $8.0 $6.5 $13.8 $12.5 $10.3 $12.2 $11.0 $26.7 $26.3 $26.0 $25.6 $26.5 90% 89% 89% 88% 8% $20.9 $20.6 $20.8 $19.6 $18.9 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 (1) Loan to Deposit Ratio Available Liquidity vs. Uninsured Deposits 98% 98% 95% 97% 96% 5.6x 5.5x 5.8x 5.7x 6.1x (1) Total loans and leases divided by total deposits. 24

3Q 2024 Preliminary Results Supplemental Interest Rate Risk (1) Net Financing Revenue Sensitivity Analysis ($ millions) 3Q 24 2Q 24 (2) (2) ($ millions) Gradual Instantaneous Gradual Instantaneous -100 bp $ (54) $ (152) $ (67) $ (17) +100 bp $ 47 $ (94) $ 46 $ (38) Stable rate environment n/m $ 82 n/m $ 56 (1) Net financing revenue impacts reflect a rolling 12-month view. See page 29 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. Effective Hedge Notional (average) Fair Value Hedging on Fixed-Rate Consumer Auto Loans 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 3Q 26 4Q 26 Effective Hedge Average Notional Outstanding $18B $19B $19B $16B $11B $9B $4B $3B $2B $1B Average Pay Fixed Rates 4.1% 4.1% 4.1% 4.3% 4.1% 4.2% 3.7% 3.5% 3.1% 3.2% *Receive float combination of SOFR/OIS Fair Value Hedging on Fixed-Rate Investment Securities 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 3Q 26 4Q 26 Effective Hedge Average Notional Outstanding $12B $12B $12B $12B $12B $11B $11B $10B $10B $10B Average Pay-Fixed Rates 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 3.8% 3.8% 3.8% 3.8% 25 Note: Pay-Fixed rates are expressed as a 4-period average rate

3Q 2024 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted provision for Credit Losses, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and ccal apita culati l. Fo on r methodology, refer to the Reconciliation to GAAP later in this document. 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See page 32 for calculation methodology and details. 3) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. See page 35 for calculation details. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring and significant other one-time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 16 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment. 4) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business' expenses excluding nonrecurring items. See page 36 for calculation methodology and details. 5) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. See page 36 for calculation methodology and details. 6) Adjusted provision for credit losses is a non-GAAP financial measure that adjusts GAAP provision for credit losses for repositioning items. Management believes adjusted provision for credit losses is a helpful financial metric because it enables the reader to better understand the business’ expenses excluding nonrecurring items. See page 36 for calculation methodology and details. 26

3Q 2024 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 7) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. See page 34 for calculation methodology and details. 8) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. See pages 36 for calculation methodology and details. 9) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See pages 32 – 33 for calculation methodology and details. 10) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 36 for calculation methodology and details. 11) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 36 for calculation methodology and details. 12) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 22 for calculation methodology and details. 27

3Q 2024 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 13) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. See page 33 for calculation details. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA. 14) Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income. 15) Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. See pages 36 for calculation methodology and details. 16) Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. See page 7 for calculation methodology and details. 17) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See pages 34 for calculation methodology and details. 28

3Q 2024 Preliminary Results Supplemental Notes on Other Financial Measures 1) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 2) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 3) Estimated retail auto originated yield is a financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 4) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 5) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 6) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, amounts related to nonrecurring business transactions or pending transactions, and significant other one-time items. 7) U.S. consumer auto originations New Retail – standard and subvented rate new vehicle loans; Lease – new vehicle lease originations; Used – used vehicle loans Nonprime – originations with a FICO® score of less than 620 29

3Q 2024 Preliminary Results Supplemental Additional Notes Page – 5 | Market Leading Franchises (1) Deposits and Invest, and Other Consumer Lending Products activity is within ‘Corporate and Other’ segment. (2) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 29 for details. (3) FDIC insured percentage excludes affiliate and intercompany deposits. (4) Bank customer satisfaction rate is calculated with data collected during 3Q 2024 in the Ally Relationship Survey and represents Top 2 Box results on a 7-point satisfaction score. (5) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. (6) Engaged customers are active deposit customers utilizing Invest, Direct Deposit, Debit, or Savings Toolkit (launched in 2020). Page – 14 | Auto Finance (1) Noninterest expense includes corporate allocations of $279 million in 3Q 2024, $278 million in 2Q 2024, and $288 million in 3Q 2023. (2) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 29 for details. Page – 16 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $22 million in 3Q 2024, $23 million in 2Q 2024, and $26 million in 3Q 2023. (3) Change in fair value of equity securities impacts the Insurance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Page – 17 | Corporate Finance (2) Noninterest expense includes corporate allocations of $12 million in 3Q 2024, $13 million in 2Q 2024, and $14 million in 3Q 2023. (3) Change in fair value of equity securities impacts the Corporate Finance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (4) Return on equity calculation assumes 35% tax rate for 2014-2017 and 24% thereafter; allocated equity equal to 9% of average risk-weighted assets. Page – 18 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $20 million in 3Q 2024, $21 million in 2Q 2024, and $21 million in 3Q 2023. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Page – 22 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (3) Repositioning and other are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses. (4) Includes adjustments for non-GAAP measures Core OID expense, change in fair value of equity securities, and repositioning. 30

3Q 2024 Preliminary Results Supplemental Additional Notes Page – 23 | Corporate and Other (2) Repositioning and other are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (4) HFI legacy mortgage portfolio and HFI Ally Credit Card portfolio 3Q 2024 and 2Q 2024, and includes HFI Ally Lending in 3Q 2023. (5) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held-for-sale. 31

3Q 2024 Preliminary Results Supplemental GAAP to Core Results: Adjusted EPS Adjusted Earnings per Share ( Adjusted EPS ) QUARTERLY TREND 3Q 24 2Q 24 1Q 24 4Q 23 3Q 23 Numerator ($ millions) GAAP net income attributable to common shareholders $ 330 $ 266 $ 129 $ 49 $ 269 Discontinued operations, net of tax - - - 1 - Core OID 14 14 13 13 12 Repositioning Items - - 10 172 30 Change in fair value of equity securities (59) 28 (11) (74) 56 Tax-effected Core OID, Repo & changes in fair value of equity securities 9 (9) (3) (23) (21) (assumes 21% tax rate) Significant discrete tax items - - - - (94) Core net income attributable to common shareholders [a] $ 295 $ 299 $ 139 $ 137 $ 2 52 Denominator [b] Weighted-average common shares outstanding - (Diluted, thousands) 311,044 309,886 308,421 306,730 305,693 Metric GAAP EPS $ 1.06 $ 0.86 $ 0.42 $ 0.16 $ 0.88 Discontinued operations, net of tax - - - 0.00 - Core OID 0.05 0.04 0.04 0.04 0.04 Change in fair value of equity securities (0.19) 0.09 (0.03) (0.24) 0.18 Repositioning Items - - 0.03 0.56 0.10 Tax on Core OID, Repo & change in fair value of equity securities 0.03 (0.03) (0.01) (0.08) (0.07) (assumes 21% tax rate) Significant discrete tax items - - - - (0.31) Adjusted EPS [a] / [b] $ 0.95 $ 0 .97 $ 0.45 $ 0 .45 $ 0.83 32

3Q 2024 Preliminary Results Supplemental GAAP to Core Results: Core ROTCE Core Return on Tangible Common Equity ( Core ROTCE ) QUARTERLY TREND 3Q 24 2Q 24 1Q 24 4Q 23 3Q 23 Numerator ($ millions) GAAP net income attributable to common shareholders $ 330 $ 266 $ 129 $ 49 $ 269 Discontinued operations, net of tax - - - 1 - Core OID 14 14 13 13 12 Repositioning Items - - 10 172 30 Change in fair value of equity securities (59) 28 (11) (74) 56 Tax on Core OID, Repo & change in fair value of equity securities 9 (9) (3) (23) (21) (assumes 21% tax rate) Significant discrete tax items & other - - - - (94) Core net income attributable to common shareholders [a] $ 295 $ 2 99 $ 1 39 $ 137 $ 252 Denominator (Average, $ billions) GAAP shareholder's equity $ 14.3 $ 13.8 $ 1 3.7 $ 13.3 $ 13.2 less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) GAAP common shareholder's equity $ 12.0 $ 11.4 $ 11.4 $ 11.0 $ 10.9 Goodwill & identifiable intangibles, net of deferred tax liabilities ( DTLs ) (0.7) (0.7) (0.7) (0.8) (0.9) Tangible common equity $ 11.3 $ 1 0.7 $ 10.7 $ 10.2 $ 10.0 Core OID balance (0.8) (0.8) (0.8) (0.8) (0.8) Net deferred tax asset ( DTA ) (1.5) (1.4) (1.3) (1.4) (1.3) Normalized common equity [b] $ 9.0 $ 8 .6 $ 8.6 $ 8.0 $ 7. 9 Core Return on Tangible Common Equity [a] / [b] 13.1% 14.0% 6.5% 6.9% 12.9% 33

3Q 2024 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) QUARTERLY TREND 3Q 24 2Q 24 1Q 24 4Q 23 3Q 23 Numerator ($ billions) GAAP shareholder's equity $ 14.7 $ 13.9 $ 13.7 $ 13.8 $ 12.8 less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) GAAP common shareholder's equity $ 12.4 $ 11.5 $ 11.3 $ 11.4 $ 10.5 Goodwill and identifiable intangibles, net of DTLs (0.7) (0.7) (0.7) (0.7) (0.9) Tangible common equity 1 1.7 10.8 10.6 1 0.7 9.6 Tax-effected Core OID balance (0.6) (0.6) (0.6) (0.6) (0.6) (assumes 21% tax rate) [a] Adjusted tangible book value $ 11.1 $ 10.2 $ 10.0 $ 10.1 $ 9.0 Denominator [b] Issued shares outstanding (period-end, thousands) 304,715 304,656 303,978 302,459 301,630 Metric GAAP shareholder's equity per share $ 48.3 $ 45.5 $ 44.9 $ 45.5 $ 42.5 less: Preferred equity per share (7.6) (7.6) (7.6) (7.7) (7.7) GAAP common shareholder's equity per share $ 40.7 $ 3 7.8 $ 37.3 $ 37.8 $ 34.8 Goodwill and identifiable intangibles, net of DTLs per share (2.3) (2.3) (2.4) (2.4) (2.9) Tangible common equity per share 38.4 35.5 34.9 35.4 31.9 Tax-effected Core OID balance (1.9) (2.0) (2.0) (2.1) (2.1) (assumes 21% tax rate) per share Adjusted tangible book value per share [a] / [b] $ 36.4 $ 33.5 $ 3 2.9 $ 33.4 $ 29.8 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to its opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by Ally’s consumer automotive loan portfolio. Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing 34 BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 29.

3Q 2024 Preliminary Results Supplemental GAAP to Core Results: Adjusted Efficiency Ratio Adjusted Efficiency Ratio QUARTERLY TREND 3Q 24 2Q 24 1Q 24 4Q 23 3Q 23 Numerator ($ millions) GAAP noninterest expense $ 1,225 $ 1,286 $ 1,308 $ 1,416 $ 1 ,232 Insurance expense (366) (410) (343) (321) (338) Repositioning items - - (10) (187) (30) Adjusted noninterest expense for efficiency ratio [a] $ 859 $ 876 $ 955 $ 908 $ 864 Denominator ($ millions) Total net revenue $ 2 ,103 $ 2 ,000 $ 1,986 $ 2 ,067 $ 1 ,968 Core OID 14 14 13 13 12 Repositioning items - - - - - Insurance revenue (468) (368) (413) (450) (322) Adjusted net revenue for the efficiency ratio [b] $ 1 ,649 $ 1,646 $ 1,586 $ 1 ,630 $ 1,658 Adjusted Efficiency Ratio [a] / [b] 52.1% 53.2% 60.2% 55.7% 52.1% 35

3Q 2024 Preliminary Results Supplemental Non-GAAP Reconciliations QUARTERLY TREND ($ millions) Net Financing Revenue (ex. Core OID) 3Q 24 2Q 24 1Q 24 4Q 23 3Q 23 GAAP Net Financing Revenue $ 1,488 $ 1,495 $ 1,456 $ 1,493 $ 1,533 Core OID 14 14 13 13 12 Net Financing Revenue (ex. Core OID) [a] $ 1,502 $ 1,509 $ 1,469 $ 1 ,506 $ 1,545 Adjusted Other Revenue GAAP Other Revenue $ 615 $ 5 05 $ 530 $ 574 $ 435 Accelerated OID & repositioning items - - - - - Change in fair value of equity securities (59) 28 (11) (74) 56 Adjusted Other Revenue [b] $ 556 $ 533 $ 519 $ 500 $ 491 Adjusted Total Net Revenue Adjusted Total Net Revenue [a]+[b] $ 2,058 $ 2,042 $ 1,989 $ 2,006 $ 2,036 Adjusted Provision for Credit Losses GAAP Provision for Credit Losses $ 645 $ 4 57 $ 507 $ 587 $ 5 08 Repositioning - - - 16 - Adjusted Provision for Credit Losses $ 645 $ 457 $ 507 $ 603 $ 5 08 Adjusted NIE (ex. Repositioning) GAAP Noninterest Expense $ 1,225 $ 1,286 $ 1,308 $ 1,416 $ 1,232 Repositioning - - (10) (187) (30) Adjusted NIE (ex. Repositioning) $ 1,225 $ 1,286 $ 1,298 $ 1,229 $ 1,202 Original issue discount amortization expense GAAP original issue discount amortization expense $ 17 $ 17 $ 17 $ 16 $ 15 Other OID (3) (3) (3) (3) (3) Core original issue discount (Core OID) amortization expense $ 14 $ 14 $ 13 $ 13 $ 12 Outstanding original issue discount balance GAAP outstanding original issue discount balance $ (780) $ (797) $ (815) $ (831) $ (847) Other outstanding OID balance 29 31 35 39 42 Core outstanding original issue discount balance (Core OID balance) $ (751) $ (766) $ (779) $ (793) $ (806) Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 36